EXHIBIT 21.1
CNL Healthcare Properties, Inc.
Subsidiaries of the Registrant

All entities were formed in Delaware and do business under the name listed, unless otherwise noted.

1.CHP Albuquerque NM Owner, LLC
2.CHP Albuquerque NM Tenant Corp. (d/b/a Palmilla Senior Living)
3.CHP Albuquerque NM Land Owner, LLC
4.CHP Anderson IN Senior Living Owner, LLC
5.CHP Auburn WA Owner, LLC
6.CHP Auburn WA Tenant Corp. (d/b/a Prestige Senior Living Auburn Meadows)
7.CHP Austin TX Holding GP, LLC
8.CHP Austin TX Holding, LP
9.CHP Austin TX Owner GP, LLC
10.CHP Austin TX Senior Living Owner, LP
11.CHP Austin TX Tenant Corp. (d/b/a The Pavilion at Great Hills)
12.CHP Beaverton OR Owner, LLC
13.CHP Beaverton OR Tenant Corp. (d/b/a Prestige Senior Living Beaverton Hills)
14.CHP Bend-High Desert OR Owner, LLC
15.CHP Bend-High Desert OR Tenant Corp. (d/b/a Prestige Senior Living High Desert)
16.CHP Billings MT Owner, LLC
17.CHP Billings MT Tenant Corp. (d/b/a MorningStar of Billings)
18.CHP Boise ID Owner, LLC
19.CHP Boise ID Tenant Corp. (d/b/a MorningStar of Boise)
20.CHP Broadway Healthcare Owner, LLC
21.CHP Collierville TN Owner, LLC
22.CHP Collierville TN Tenant Corp. (d/b/a Hearthside Senior Living of Collierville)
23.CHP Columbia SC Owner, LLC
24.CHP Corvallis-West Hills OR Owner, LLC
25.CHP Corvallis-West Hills OR Tenant Corp. (d/b/a Prestige Senior Living West Hills)
26.CHP Duluth GA Senior Living Owner, LLC
27.CHP Duluth GA Tenant, LLC
28.CHP GP, LLC
29.CHP Grayson GA Owner, LLC
30.CHP Grayson GA Tenant Corp.
31.CHP Greenville SC Owner, LLC
32.CHP Greenville SC Tenant Corp.
33.CHP Gresham-Huntington Terrace OR Owner, LLC
34.CHP Gresham-Huntington Terrace OR Tenant Corp. (d/b/a Prestige Senior Living Huntington Terrace)
35.CHP Gulf Breeze FL Senior Living Owner, LLC
36.CHP Gulf Breeze FL Tenant Corp. (d/b/a The Beacon at Gulf Breeze)
37.CHP Idaho Falls ID Owner, LLC
38.CHP Idaho Falls ID Tenant Corp. (d/b/a MorningStar of Idaho Falls)
39.CHP IP Holding Company

40.CHP Isle at Cedar Ridge TX Owner, LLC
41.CHP Isle at Cedar Ridge TX Tenant Corp. (d/b/a Isle at Cedar Ridge)
42.CHP Isle at Watercrest-Bryan TX Owner, LLC
43.CHP Isle at Watercrest-Bryan TX Tenant Corp. (d/b/a Isle at Watercrest-Bryan and Watercrest at Bryan)
44.CHP Isle at Watercrest-Mansfield TX Owner, LLC
45.CHP Isle at Watercrest-Mansfield TX Tenant Corp. (d/b/a Isle at Watercrest-Mansfield)
46.CHP Jasper AL Owner, LLC
47.CHP Jasper AL Tenant Corp. (d/b/a Harborchase of Jasper)
48.CHP Katy TX Member, LLC
49.CHP Lake Zurich IL Owner, LLC
50.CHP Lake Zurich IL Tenant Corp. (d/b/a Cedar Lake Assisted Living & Memory Care)
51.CHP Lancaster OH Senior Living Owner, LLC
52.CHP Layton UT Owner, LLC
53.CHP Layton UT Tenant Corp. (d/b/a Fairfield Village of Layton and Fairfield Village Rehabilitation)
54.CHP Legacy Ranch TX Owner, LLC
55.CHP Legacy Ranch TX Tenant Corp. (d/b/a Legacy Ranch)
56.CHP Longview-Monticello Park WA Owner, LLC
57.CHP Longview-Monticello Park WA Tenant Corp. (d/b/a Prestige Senior Living Monticello Park)
58.CHP Maplewood MN Owner, LLC
59.CHP Maplewood MN Tenant Corp. (d/b/a The Shores of Lake Phalen)
60.CHP Marietta GA Senior Living Owner, LLC
61.CHP Marietta GA Tenant, LLC
62.CHP Meadows Place TX Holding GP, LLC
63.CHP Meadows Place TX Holding, LP
64.CHP Meadows Place TX Owner GP, LLC
65.CHP Meadows Place TX Senior Living Owner, LP
66.CHP Meadows Place TX Tenant Corp. (d/b/a The Hampton at Meadows Place)
67.CHP Medford-Arbor Place OR Owner, LLC
68.CHP Medford-Arbor Place OR Tenant Corp. (d/b/a Prestige Senior Living Arbor Place Memory Care and Prestige Senior Living Arbor Place)
69.CHP Mine Creek Healthcare Owner, LLC
70.CHP O'Fallon MO Owner, LLC
71.CHP O'Fallon MO Tenant Corp. (d/b/a Park Place II)
72.CHP Panama City FL Owner, LLC
73.CHP Panama City FL Tenant Corp.
74.CHP Park at Plainfield IL Owner, LLC
75.CHP Park at Plainfield IL Tenant Corp. (d/b/a HarborChase of Plainfield)
76.CHP Partners, LP
77.CHP Raider Ranch TX Owner, LLC
78.CHP Raider Ranch TX Tenant Corp. (d/b/a The Isle at Raider Ranch)
79.CHP Salem-Orchard Heights OR Owner, LLC
80.CHP Salem-Orchard Heights OR Tenant Corp. (d/b/a Prestige Senior Living Orchard Heights Memory Care and Prestige Senior Living Orchard Heights)

81.CHP Salem-Southern Hills OR Owner, LLC
82.CHP Salem-Southern Hills OR Tenant Corp. (d/b/a Prestige Senior Living Southern Hills)
83.CHP Senior Living Net Lease Holding, LLC
84.CHP Shorewood WI Owner, LLC
85.CHP Shorewood WI Tenant Corp.
86.CHP SL Development Holding, LLC
87.CHP SL Owner Holding I, LLC
88.CHP SL Owner Holding II, LLC
89.CHP South Bay Partners I, LLC
90.CHP Sparks NV Owner, LLC
91.CHP Sparks NV Tenant Corp. (Morningstar of Sparks)
92.CHP Springs TX Owner, LLC
93.CHP Springs TX Tenant Corp. (d/b/a The Springs)
94.CHP Tega Cay SC Owner, LLC
95.CHP Tillamook-Five Rivers OR Owner, LLC
96.CHP Tillamook-Five Rivers OR Tenant Corp. (d/b/a Prestige Senior Living Five Rivers)
97.CHP Town Village OK Owner, LLC
98.CHP Town Village OK Tenant Corp.
99.CHP TRS Development Holding, LLC
100.CHP TRS Holding, Inc.
101.CHP Tualatin-Riverwood OR Owner, LLC
102.CHP Tualatin-Riverwood OR Tenant Corp. (d/b/a Prestige Senior Living Riverwood)
103.CHP Vancouver-Bridgewood WA Owner, LLC
104.CHP Vancouver-Bridgewood WA Tenant Corp. (d/b/a Prestige Senior Living Bridgewood)
105.CHP Watercrest at Katy TX Owner, LLC (d/b/a Watercrest at Katy)
106.CHP Watercrest at Katy TX TRS Corp.
107.CHP Watercrest at Mansfield TX Owner, LLC (d/b/a Watercrest at Mansfield)
108.CHP Watercrest at Mansfield TX TRS Corp. (d/b/a Watercrest at Mansfield)
109.CHP Wausau WI Senior Living Owner, LLC
110.CHP Yelm-Rosemont WA Owner, LLC
111.CHP Yelm-Rosemont WA Tenant Corp. (d/b/a Prestige Senior Living Rosemont)
112.CHT Aberdeen SD Senior Living, LLC
113.CHT Billings MT Senior Living, LLC
114.CHT Brookridge Heights MI Owner, LLC
115.CHT Brookridge Heights MI Tenant Corp.
116.CHT Casper WY Senior Living, LLC
117.CHT Council Bluffs IA Senior Living, LLC
118.CHT Curry House MI Owner, LLC
119.CHT Curry House MI Tenant Corp.
120.CHT Decatur IL Senior Living, LLC
121.CHT GCI Partners I, LLC
122.CHT Grand Island NE Senior Living, LLC
123.CHT Harborchase Assisted Living Owner, LLC

124.CHT Harborchase TRS Tenant Corp. (d/b/a Harborchase of Villages Crossing)
125.CHT Lima OH Senior Living, LLC
126.CHT Mansfield OH Senior Living, LLC
127.CHT Marion OH Senior Living, LLC
128.CHT Symphony Manor MD Owner, LLC
129.CHT Symphony Manor MD Tenant Corp.
130.CHT Tranquility at Fredericktowne MD Owner, LLC
131.CHT Tranquility at Fredericktowne MD Tenant Corp.
132.CHT Windsor Manor AL Holding, LLC
133.CHT Windsor Manor TRS Corp.
134.CHT Woodholme Gardens MD Owner, LLC
135.CHT Woodholme Gardens MD Tenant Corp.
136.CHT Zanesville OH Senior Living, LLC
137.Grinnell IA Assisted Living Owner, LLC
138.Grinnell IA Assisted Living Tenant, LLC
139.Indianola IA Assisted Living Owner, LLC
140.Indianola IA Assisted Living Tenant, LLC
141.Nevada IA Assisted Living Owner, LLC
142.Nevada IA Assisted Living Tenant, LLC
143.Vinton IA Assisted Living Owner, LLC
144.Vinton IA Assisted Living Tenant, LLC
145.Webster City IA Assisted Living Owner, LLC
146.Webster City IA Assisted Living Tenant, LLC
4